Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Asensus Surgical, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 11, 2021, relating to the consolidated financial statements of Asensus Surgical, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Raleigh, North Carolina

July 26, 2021